UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
________________________________________________________
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): November 26, 2019
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Element Solutions Inc
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(Exact name of registrant as specified in its charter)

Delaware	001-36272		37-1744899
(State or other jurisdiction of incorporation)	(Commission File Number)		(IRS Employer Identification No.)

500 East Broward Boulevard,		Suite 1860	33394
Fort Lauderdale,	Florida		(Zip Code)
(Address of principal executive offices)
Registrant's telephone number, including area code:   (561) 207-9600

Not Applicable
________________________________________________________
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	ESI	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.
On November 26, 2019, Element Solutions Inc (the "Company"), MacDermid, Incorporated ("MacDermid") and certain subsidiaries of the Company entered into and closed the transactions contemplated by an amendment ("Amendment No.1") to the Credit Agreement, dated as of January 31, 2019, by and among, inter alios, the Company, MacDermid, certain subsidiaries of the Company from time to time parties thereto, the lenders from time to time parties thereto and Barclays Bank PLC, as administrative agent and collateral agent (the "Credit Agreement"). Amendment No. 1 provided for the refinancing of existing tranche B term loans denominated in U.S. dollars of $744,375,000 million (collectively, the "Existing Term Loans") by creating a new tranche B-1 of term loans denominated in U.S. dollars in an aggregate principal amount of $744,375,000 million (collectively, the "Refinanced Term Loans") and reducing the interest rate applicable to the Refinanced Term Loans by 25 basis points. Concurrently with the creation of the Refinanced Term Loans, the proceeds of the $744,375,000 million of Refinanced Term Loans were used to prepay in full the Existing Term Loans.
Pursuant to Amendment No.1, the applicable interest rate for borrowings under the Refinanced Term Loans was reduced to (a) a spread of 1.00% per annum for based rate loans and (b) a spread of 2.00% for eurocurrency rate loans, plus, in each case, an additional rate per annum which was not amended: (a) for base rate loans, a base rate determined by reference to the highest of (i) the federal funds effective rate plus 0.50%, (ii) the rate of interest quoted by The Wall Street Journal as the prime rate in the United States, and (iii) an adjusted one month London Inter-bank Offered Rate (“LIBOR”), plus 1.00%; and (b) for eurocurrency rate loans, an adjusted LIBOR rate determined by reference to the cost of funds for the applicable currency for the interest period relevant to such borrowing, subject to a LIBOR rate floor of 0.0% per annum. The maturity date of the Refinanced Term Loans is the same as the Existing Term Loans' maturity date, January 31, 2026. The Company's previously-announced cross-currency swap and interest rate swap agreements will continue to apply to the Refinanced Term Loans upon the same terms and conditions, effectively fixing the interest rate of the Refinanced Term Loans at approximately 2.00% on the Euro equivalent balance of the Refinanced Term Loans through January 2024.
Except as set forth in Amendment No. 1 and above, the Refinanced Term Loans have identical terms as the Existing Term Loans and are otherwise subject to the provisions of the Credit Agreement.
The foregoing descriptions of Amendment No. 1 and the Credit Agreement do not purport to be complete and are qualified in their entirety by reference to the full texts of Amendment No. 1 and the Credit Agreement which are attached hereto as Exhibit 10.1 and Exhibit 10.2, respectively, and incorporated herein by reference.
Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
The information set forth under Item 1.01 of this Current Report on Form 8-K is hereby incorporated in this Item 2.03 by reference.
Item 8.01. Other Events.
On December 3, 2019, the Company issued a press release announcing the refinancing of the Existing Term Loans as well as the completion of the Company's acquisition of the Kester business. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.
Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.
The following exhibits are filed herewith:

Exhibit Number	Description
10.1
Amendment No.1, dated November 26, 2019, among, inter alios, the Company, MacDermid, the subsidiaries of the Company from time to time parties thereto, the lenders from time to time parties thereto, and Barclays Bank PLC, as administrative and collateral agent

10.2
Credit Agreement, dated as of January 31, 2019, by and among, inter alios, the Company, MacDermid, the subsidiaries of the Company from time to time parties thereto, the lenders from time to time parties thereto and Barclays Bank PLC, as administrative agent and collateral agent (filed as Exhibit 10.1 of the Current Report on Form 8-K filed on February 5, 2019 and incorporated herein by reference)

99.1	Press release, issued on December 3, 2019, announcing the refinancing of the Existing Term Loans as well as the completion of the Company's acquisition of the Kester business

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ELEMENT SOLUTIONS INC
(Registrant)
December 3, 2019	/s/ Carey J. Dorman
(Date)	Carey J. Dorman
Chief Financial Officer